UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2007

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

7500 Rialto Blvd., Building Two, Suite 100

Austin, TX 78735

(Address of principal executive offices, including zip code)

(512) 391-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04               Temporary Suspension of Trading under Registrant’s Employee Benefit Plans

On July 6, 2007, ArthroCare Corporation (the “Company”) sent a notice to its directors and executive officers informing them that Fidelity Investments, the administrator of the ArthroCare Corporation 401(k) Plan  (the “Plan”), has imposed a temporary restriction on transactions in the ArthroCare Company Stock fund under the Plan due to the transitioning of the investment, trustee and recordkeeping services from Prudential Bank & Trust, FSB to Fidelity Investments.  During the Plan administrator’s blackout period, which is expected to run from 4:00 p.m. July 23, 2007 through 9:00 a.m. August 23, 2007, the Company’s directors and executive officers will be prohibited from purchasing, selling or otherwise acquiring or transferring the Company’s common shares (or any derivative security) acquired in connection with service to or employment with the Company.  The notice is attached as Exhibit 99.1 to this report.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Notice to directors and executive officers of ArthroCare Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: July 6, 2007	By:	/s/ Michael Gluk
Michael Gluk
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice to directors and executive officers of ArthroCare Corporation.